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                                                                   Exhibit 10.21

                               AGERE SYSTEMS INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN

         The Agere Systems Inc. 2001 Employee Stock Purchase Plan shall become effective as of the Effective Date. The purpose of the Plan is to provide an opportunity for Eligible Employees to purchase Stock pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and, therefore, to have an additional incentive to contribute to the success of the Company.

         It is intended that:

         - the Plan be implemented by consecutive offering periods with the first offering period expected to begin on the date of the Company's Initial Public Offering and to end on April 30, 2003, and with subsequent offering periods generally running for 24 months beginning May 1 of every other year.

         - each offering period will consist of four purchase periods, with the first purchase period expected to begin on the date of the Company's Initial Public Offering and subsequent purchase periods generally beginning on either May 1 or November 1 and lasting six months.



1.       DEFINITIONS

         Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless the context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and plural forms of the terms defined).

         (a) "Class A Stock" means the Class A common stock, par value $.01 per share , of the Company.

         (b) "Class B Stock" means the Class B common stock, par value $.01 per share, of the Company.

         (c) "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means the committee appointed to administer the Plan pursuant to Section 13.

         (e) "Company" means Agere Systems Inc., a Delaware corporation.

         (f) "Disability" means termination of employment under circumstances where the Participant qualifies for and receives payments under a long-term disability pay plan maintained by the Company or any Subsidiary or as required by or available under applicable local law.

         (g) "Effective Date" means the effective date of the registration statement under the Securities Act of 1933 for the Initial Public Offering.
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              AGERE SYSTEMS INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

         (h) "Eligible Compensation" means total cash compensation received from the Company or a Participating Subsidiary as regular compensation during a Purchase Period. By way of illustration, and not by way of limitation, Eligible Compensation includes regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions and incentive compensation, but excludes relocation expense reimbursements, foreign service premiums, tuition and other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company, any Participating Subsidiary or any Parent.

         (i) "Eligible Employee" means an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by the Company or a Participating Subsidiary on the Company's or Participating Subsidiary's payroll records during the relevant participation period. In no event shall an Eligible Employee include an employee who, immediately after the Option is granted, owns (within the meaning of Code Sections 423(b)(3) and 424(d)) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of a Parent or Subsidiary.

         (j) "Entry Date" means, with respect to any Offering Period, the first Trading Day of the Offering Period or, for an Eligible Employee who becomes a Participant after the first Trading Day of the Offering Period (including a Participant who withdraws from the Plan under Section 5 and subsequently re-enrolls), the first Trading Day of the first Purchase Period that begins after he or she elects to enroll (or re-enroll) in the Plan.

         (k) "Fair Market Value" means (i) as of any date other than the Effective Date, the average of the high and low price of a share of Stock on the New York Stock Exchange on such date, and (ii) as of the Effective Date, the "price to the public" (or equivalent) set forth on the cover page for the final prospectus relating to the Company's Initial Public Offering.

         (l) "Initial Offering Period" means the Offering Period commencing on the Effective Date.

         (m) "Initial Public Offering" means the first underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of its Stock.

         (n) "Initial Purchase Period" means the Purchase Period commencing on the Effective Date.

         (o) "Offering Period" means, in the case of the Initial Offering Period, the period beginning on the Effective Date and ending on April 30, 2003, and in the case of subsequent Offering Periods, the period of approximately twenty-four (24) months beginning on the first Trading Day on or after the May 1 immediately following the end of the preceding Offering Period and ending on the last Trading Day in April in the second succeeding calendar year. No Offering Period may be longer than twenty-seven (27) months. The duration and timing of Offering Periods may be changed or modified by the Committee.

         (p) "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.



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              AGERE SYSTEMS INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

         (q) "Parent" means a "parent corporation" with respect to the Company, as defined in Code Section 424(e).

         (r) "Participant" means an Eligible Employee who has complied with the provisions of Section 3.

         (s) "Participating Subsidiary" means any present or future Subsidiary that the Committee designates to be eligible to participate in the Plan, and that elects to participate in the Plan.

         (t) "Periodic Deposit Account" means the bookkeeping account established and maintained by the Company to which shall be credited, pursuant to Section 4, amounts received from Participants for the purchase of Stock under the Plan.

         (u) "Plan" means this Agere Systems Inc. 2001 Employee Stock Purchase Plan.

         (v) "Purchase Date" means the last Trading Day of each Purchase Period.

         (w) "Purchase Limit" means 1,250. The Purchase Limit may be changed from time to time by the Committee, effective with the first Offering Period beginning after the change.

         (x) "Purchase Period" means, in the case of the Initial Purchase Period, the period beginning on the Effective Date and ending on October 31, 2001 unless extended by the Committee, and thereafter, the period beginning on the first day of the month following the preceding Purchase Date and ending on the last day of the fifth calendar month following the month in which the Purchase Period begins. The duration and timing of Purchase Periods may be changed or modified by the Committee.

         (y) "Retirement" means termination of the employment of a Participant with the Company or any Subsidiary under circumstances where: (i) the Participant is entitled to a Service Pension under the Agere Retirement Income Plan or the Agere Systems Inc. Pension Plan or any similar plan of any Parent;
(ii) the Participant is eligible to receive a similar benefit under a comparable plan or arrangement with the Company or a Subsidiary; or (iii) the sum of the Participant's years of service with the Company and attained age at termination equals or exceeds seventy five (75). Any determination with respect to these matters shall be made by the Committee in its sole discretion.

         (z) "Stock" means Class A Stock or Class B Stock. For purposes of provisions of the Plan that contain price determinations, the term Stock shall be deemed to be the type of securities that may be purchased upon exercise of the Option for which the price is being determined.

         (aa) "Stock Purchase Account" means the account established with a broker designated by the Company to which shall be credited, pursuant to Section 7, Stock purchased upon exercise of an Option under the Plan.

         (bb) "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if at the time of the granting of the Option, each of the corporations, other than the last corporation, in the unbroken chain owns stock

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              AGERE SYSTEMS INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (cc) "Trading Day" means a day on which the New York Stock Exchange is open for trading.

2.       STOCK SUBJECT TO PLAN

         Subject to the provisions of Section 11, up to 30 million shares of Stock may be sold under the Plan, and such Stock may be newly issued shares, treasury shares or shares acquired in the market or otherwise.

3.       PARTICIPATION

         (a) Each Eligible Employee on the Effective Date shall be deemed to be a Participant at such time. Any Eligible Employee who is not a Participant may elect to become a Participant by following procedures adopted by the Committee. Elections to become a Participant shall be effective as of the beginning of the first Purchase Period beginning after the election is made.

         (b) At the time he or she elects to become a Participant, each Participant must authorize payroll deductions in a whole percentage amount equaling at least 1%, and not exceeding 10%, of his or her Eligible Compensation to be deposited periodically in his or her Periodic Deposit Account under
Section 4. If an Eligible Employee is deemed to be a Participant pursuant to the first sentence of this Section 3, he or she shall be deemed not to have authorized payroll deductions and shall not purchase any Stock hereunder unless he or she thereafter authorizes payroll deductions complying with the preceding sentence. If such a Participant does not authorize payroll deductions by the end of the Initial Purchase Period, such Participant will be deemed to have withdrawn from the Plan.

         (c) Payroll deduction elections may be changed from time to time within the limits described above. Any change in election will become effective at the earliest practicable time, as determined by the Committee, but not before the beginning of the month following the month in which the change is made or, if later, the beginning of the Participant's first pay period after making the change.

         (d) Except as provided elsewhere in the Plan, a Participant's election to participate in the Plan and payroll deduction election shall continue in effect until the Participant withdraws from the Plan or terminates employment.

         (e) All Participants shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided, however, that Participants participating in a sub-plan adopted pursuant to Section 15 which is not designed to qualify under Code Section 423 need not have the same rights and privileges as Participants participating in the Plan but not that sub-plan.

         (f) To comply with Code Section 423(b)(8), the Committee may reduce a Participant's payroll deductions to zero percent (0%) at any time during a Purchase Period.


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              AGERE SYSTEMS INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

4.       PERIODIC DEPOSIT ACCOUNTS

         The Company shall maintain a Periodic Deposit Account for each Participant and shall credit to that account in U.S. dollars all amounts received under the Plan from the Participant. No interest will be paid to any Participant or credited to his or her Periodic Deposit Account under the Plan with respect to such funds. Except as otherwise set forth herein, all amounts credited to a Participant's Periodic Deposit Account shall be used to exercise under Section 7 the Participant's Option. Any balance remaining in a Participant's Periodic Deposit Account at the end of a Purchase Period, after the exercise of the Participant's Option, will be refunded to the Participant.

5.       WITHDRAWAL

         A Participant may withdraw all but not less than all amounts credited to his or her Periodic Deposit Account and not yet used to exercise his or her Option under the Plan by following procedures established by the Committee. All amounts credited to such Participant's Periodic Deposit Account shall be paid to such Participant thereafter. Upon any such withdrawal, the Participant shall be deemed to have elected to make no further contributions to purchase Stock under the Plan (i.e., his or her contribution designation will become zero) and to have withdrawn from the Plan. The Committee may establish rules limiting the frequency with which Participants may withdraw and re-enroll in the Plan and may impose a waiting period on Participants wishing to re-enroll following withdrawal.

6.       GRANT OF OPTION

         (a) Each Participant shall be granted on each Entry Date for such Participant an Option to purchase on each subsequent Purchase Date in the relevant Offering Period a number of shares of Stock equal to the Purchase Limit. Such Stock shall be Class A Stock or Class B Stock, as determined by the Committee prior to the commencement of the relevant Offering Period. Unless otherwise determined by the Committee, Options shall be granted with respect to Class A Stock.

         (b) Notwithstanding Section 6(a), no Participant shall be granted an Option which permits his or her rights to purchase stock under the Plan or under any other employee stock purchase plan of the Company or of any Parent or Subsidiary which is intended to qualify under Code Section 423, to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the Option is granted) for each calendar year in which the Option is outstanding at any time. The foregoing sentence shall be interpreted so as to comply with Code Section 423(b)(8). In addition, no Participant may purchase in any Purchase Period a number of shares of Stock greater than the Purchase Limit, unless otherwise determined by the Committee.

         (c) The purchase price to be paid on each Purchase Date under an Option shall be the lower of

         (1) a percentage (not less than eighty-five percent (85%)) established by the Committee ("Designated Percentage") of the Fair Market Value of a share of Stock on the Entry Date on which an Option is granted, or


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              AGERE SYSTEMS INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

         (2) the Designated Percentage of the Fair Market Value of a share of Stock on the Purchase Date.

         (d) The Committee may change the Designated Percentage with respect to any future Offering Period, but not below eighty-five percent (85%), and the Committee may determine with respect to any prospective Offering Period that the purchase price shall be the Designated Percentage of the Fair Market Value of a share of Stock on the Purchase Date. Unless and until changed by the Committee, the Designated Percentage shall be 85%.

7.       PURCHASE OF STOCK; STOCK PURCHASE ACCOUNTS

         (a) On each Purchase Date, a Participant's Option shall be exercised automatically for the purchase of that number of whole, and if permitted by the Committee fractional, shares of Stock which the accumulated payroll deductions credited to the Participant's Periodic Deposit Account at that time shall purchase at the applicable price specified in Section 6. Notwithstanding the foregoing, the Company or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes and/or social insurance which the Company or any Subsidiary is required by law or regulation of any governmental authority to withhold. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan. Until a contrary determination shall be made by the Committee, Participants shall not be permitted to purchase fractional shares of Stock upon exercise of Options.

         (b) Following exercise of an Option by a Participant pursuant to this
Section 7, the Company shall deliver to the Participant's Stock Purchase Account the shares of Stock purchased at that time. If necessary to comply with transaction requirements outside the United States, the Company may issue a certificate for the number of full shares purchased under the Plan by a Participant and return any remaining payroll deductions rather than delivering shares to a Stock Purchase Account. Prior to the commencement of any Offering Period, the Committee may require that Stock purchased during that Offering Period be retained for a designated period of time in the Stock Purchase Account of the Participant purchasing the Stock.

         (c) Notwithstanding the foregoing, if the Committee determines that, on a given Purchase Date, the number of shares of Stock with respect to which Options are to be exercised may exceed (1) the number of shares that were available for sale under the Plan on the earliest Entry Date of the applicable Offering Period, or (2) the number of shares available for sale under the Plan on such Purchase Date, the Committee may, in its sole discretion, provide (x) that the Company shall make a pro rata allocation of the shares of Stock available for purchase on such Entry Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options on such Purchase Date, and continue the Plan as then in effect, or (y) that the Company shall make a pro rata allocation of the shares available for purchase on such Entry Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants, and terminate the Plan. The Company may make one of the allocations described in the preceding sentence notwithstanding the authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to the applicable Entry Date.


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              AGERE SYSTEMS INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

8.       RIGHTS ON DEATH, RETIREMENT, TERMINATION OF EMPLOYMENT

         (a) Except as provided in Section 8(c), if a Participant dies or terminates employment under circumstances constituting Retirement or Disability, all amounts credited to that Participant's Periodic Deposit Account shall be used on the next Purchase Date to purchase Stock under Section 7.

         (b) If a Participant terminates employment for any reason other than death, Retirement or Disability, or if the corporation that employs a Participant ceases to be a Participating Subsidiary, then to the extent practicable, no further amounts shall be credited to the Participant's Periodic Deposit Account after such event, and all amounts credited to the Participant's Periodic Deposit Account shall be returned to the individual.

         (c) Notwithstanding anything in this Plan to the contrary and except to the extent permitted under Code Section 423(a), a Participant's Option shall not be exercisable more than three months after the Participant retires or otherwise ceases to be employed by the Company or a Subsidiary including without limitation as a result of the corporation that employs the Participant ceasing to be a Subsidiary.

9.       RESTRICTION UPON ASSIGNMENT

         An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant, other than by will or the laws of descent and distribution, of the Participant's interest in the Plan or of his or her Option or of any rights under his or her Option.

10.      NO RIGHTS OF STOCKHOLDER UNTIL EXERCISE OF OPTION AND ISSUANCE OF STOCK

         A Participant shall not be deemed to be a stockholder of the Company, nor have any rights or privileges of a stockholder, with respect to the number of shares of Stock subject to an Option. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, the Participant's Option is exercised pursuant to Section 7 and the Stock purchased by the Participant at that time has been credited to the Participant's Stock Purchase Account.

11.      ADJUSTMENTS FOLLOWING CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS

         (a) If, while any Options are outstanding, the outstanding shares of Stock have increased or decreased, or have changed into or been exchanged for a different number or kind of shares or securities of the Company, or there has been any other change in the capitalization of the Company, in each case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares of Stock that may be purchased under the Plan, in the number and/or kind of shares which are subject to purchase under outstanding Options and to the purchase price or prices applicable to such outstanding Options.


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              AGERE SYSTEMS INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

         (b) In the event of the proposed liquidation or dissolution of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Committee in its sole discretion, and all outstanding Options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

         (c) In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, then in the sole discretion of the Committee, (1) each Option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Committee on or before the date of consummation of such merger, consolidation or sale shall be treated as a Purchase Date, and all outstanding Options shall be exercised on such date, or (3) all outstanding Options shall terminate and the accumulated payroll deductions will be refunded without interest to the Participants.

12.      USE OF FUNDS; REPURCHASE OF STOCK

         All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. The Company shall not be required to repurchase from any person shares of Stock which such person has acquired under the Plan.

13.      ADMINISTRATION BY COMMITTEE

(a) The board of directors of the Company, or its delegate, shall appoint a Committee, which shall be composed of one or more members, to administer the Plan on behalf of the Company. Each member of the Committee shall serve for a term commencing on the date specified by the board of directors of the Company, or its delegate, and continuing until he or she dies or resigns or is removed from office by such board of directors, or its delegate. Unless and until the board of directors shall make a different appointment, the Corporate Governance and Compensation Committee of the board of directors shall be the Committee.

         (b) It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to:

                  (i) determine when the initial and subsequent Offering Periods and Purchase Periods will commence;

                  (ii) interpret the Plan and the Options;

                  (iii) adopt such rules for the administration, interpretation, and application of the Plan as are consistent with the Plan and Code
         Section 423; and

                  (iv) interpret, amend, or revoke any such rules.

         (c) In its absolute discretion, the board of directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

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              AGERE SYSTEMS INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

The Committee may delegate any of its responsibilities under the Plan by designating in writing other persons to carry out any or all of such responsibilities.

         (d) All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon all Participants, the Company and all other interested persons.

14.      NO RIGHTS AS AN EMPLOYEE

         Nothing in this Plan nor any Option shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company and Subsidiaries to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause, to the extent otherwise permitted under law.

15.      FOREIGN JURISDICTIONS

         The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

         The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 2, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

16.      SECURITIES LAWS REQUIREMENTS

         The Company shall not be under any obligation to issue Stock upon the exercise of any Option unless and until the Company has determined that: (i) it has taken all actions required to register the Stock under the Securities Act of 1933; (ii) any applicable listing requirement of any stock exchange on which the Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

17.      AMENDMENT OF THE PLAN

         The board of directors of the Company, or its delegate, may amend, suspend, or terminate the Plan at any time; provided that approval by the vote of the holders of more than 50% of the shares of the Stock present or represented by proxy and entitled to vote shall be required to increase the number of shares of Stock reserved for the Options under the Plan.

18.      TERM OF PLAN


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              AGERE SYSTEMS INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

         Unless earlier terminated by the board of directors of the Company, the Plan shall continue until no further shares of Stock are available for purchase hereunder, at which time the Plan and any outstanding Options shall terminate.

19.      EFFECT UPON OTHER PLANS

         The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent or Subsidiary, except to the extent required by Section 6(b) or applicable law. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

20.      GOVERNING LAW.

         The Plan shall be governed by Delaware law, without regard to that State's conflicts of law rules.

21.      TITLES

         Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.


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